M                                                                EXHIBIT 10.18.3

                         TRADEMARK SUBLICENSE AGREEMENT

         This TRADEMARK SUBLICENSE AGREEMENT (this "AGREEMENT") is made effective as of March 7, 2005 (the "EFFECTIVE DATE"), by and between Private Brands, Inc., a California corporation ("SUBLICENSOR"), and Macy's Merchandising Group, LLC, a Delaware limited liability company ("SUBLICENSEE"), with reference to the following facts:

                                   WITNESSETH:

                  WHEREAS, SUBLICENSOR is the exclusive SUBLICENSEE of American Rag CIE, LLC, a California limited liability company ("MASTER LICENSOR") of various rights to commercially exploit and to sublicense for commercial exploitation a valuable Trademark (as defined below) with respect to apparel products and accessories pursuant to that certain License Agreement, dated April 1, 2003 (the "MASTER LICENSE"), by and between Industry Werts, Inc., a California corporation and the predecessor in interest of Master Licensor to the Trademark and the Master License, and SUBLICENSOR, a copy of which has been delivered to SUBLICENSEE.

                  WHEREAS, SUBLICENSEE desires to obtain an exclusive right to use the Trademark, on and in connection with the manufacture, sale and distribution of Licensed Products, as defined below, bearing, incorporating or otherwise utilizing the Trademark in the Territory, as defined below; and

                  WHEREAS, SUBLICENSEE has represented that it has the ability to manufacture, have manufactured, market and distribute the Licensed Products and to use the Trademark on or in association with the Licensed Products in the Territory; and

                  WHEREAS, SUBLICENSOR has agreed to grant to SUBLICENSEE such license under and subject to the terms and conditions hereinafter set forth, and the terms and conditions of the Master License; and

                  WHEREAS, both SUBLICENSEE and SUBLICENSOR are in agreement with respect to the terms and conditions upon which SUBLICENSEE shall use, manufacture and sell, have used, have manufactured and have sold Licensed Products and use the Trademark in the Territory.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties each intending to be legally bound hereby, do promise and agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:


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         1.1      "AFFILIATE" shall mean, with respect to any entity,  any other entity that, directly or indirectly, controls, is controlled by or is under common control with, that entity; PROVIDED, HOWEVER, that in each case any such other entity shall be considered to be an Affiliate only during the time period during which such control exists. For purposes of this definition, "CONTROL" (including, with correlative meaning, the terms "CONTROLLED by" and "UNDER COMMON CONTROL WITH"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "AUTHORIZED SELLERS" shall have the meaning given such term in the Exclusive Distribution Agreement.

         1.3 "CONTRACT YEAR" shall mean the period commencing on the Effective Date and ending on the December 31, 2005, and each period of twelve
(12) successive calendar months thereafter during the Term.

         1.4 "EXCLUSIVE DISTRIBUTION AGREEMENT" shall mean that certain Exclusive Distribution Agreement, dated as of April 1, 2003, by and between SUBLICENSOR and SUBLICENSEE, as successor in interest to Federated Merchandising Group, an unincorporated division of Federated Department Stores, Inc., a Delaware corporation, as amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

         1.5 "NET SALES" shall mean (i) the gross sales price of Licensed Products actually charged by SUBLICENSEE or by any of its Affiliates (which price shall not be less than the actual cost of the Licensed Products to SUBLICENSEE or its Affiliates), or invoiced by a third party directly, to the Authorized Seller that takes the Licensed Products into inventory for sale by such Authorized Seller in its retail stores, PLUS (ii) internal load, insurance and freight for such Licensed Products, LESS (ii) the amount of any credit or refund to SUBLICENSEE and/or the Authorized Seller for Licensed Products returned to the supplier due to quality issues and the Trademark is removed from the Licensed Products prior to re-sale or the Licensed Products are destroyed.

         1.6 "LICENSED PRODUCTS" shall mean men's clothing, including, without limitation, men's shirts, pants, suits, shorts and swimwear, but expressly EXCLUDING any and all denim clothing and other denim products (e.g., jeanswear).

         1.7 "PERCENTAGE ROYALTY" shall have the definition given that term in PARAGRAPH 4.2.

         1.8 "TERRITORY" shall mean the United States of America, Canada and Bermuda.

         1.9 "TRADEMARK" means "American Rag CIE" including the correspondent U.S. trademark registration numbers and trademark applications listed in EXHIBIT A attached hereto and incorporated herein, and any Canada and Bermuda common law trademark rights or future registrations, if any, in each case exclusively licensed by SUBLICENSOR, as well as the right to utilize derivations of "American Rag CIE" under the Master License.


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2.       GRANT OF SUBLICENSE

         2.1 SUBLICENSE. SUBLICENSOR hereby grants to SUBLICENSEE an exclusive, non-transferable, non-sublicensable license, during the Term of this Agreement, and subject to all the terms and conditions contained in this
Agreement and the Master License, to use, manufacture, sell, have used, have manufactured and have sold, Licensed Products utilizing the Trademark, including, without limitation, on or in association with the design, manufacture, distribution, sale, marketing, promotion and advertising of the Licensed Products, as well as on the packaging, promotional and advertising material associated therewith, in the Territory.

         2.2 RESERVATIONS. It is understood and agreed that this sublicense shall pertain only to the Licensed Products and does not extend to any other products or services. All rights not specifically granted herein are hereby expressly reserved by SUBLICENSOR.

         2.3 AUTHORIZED SELLERS. Notwithstanding anything herein to the contrary, SUBLICENSEE shall have the right to sell Licensed Products in the Territory solely through Authorized Sellers and through the websites operated by or on behalf of Authorized Sellers. SUBLICENSEE'S right to sell the Licensed Products through websites operated by or on behalf of the Authorized Sellers shall be restricted to the right to fulfill orders placed by end user purchasers of the Licensed Products who are located within the Territory.

         2.4 EXCLUSIVITY. SUBLICENSEE shall not make or authorize, any use, direct or indirect, of the Licensed Products in any other country outside the Territory and will not knowingly sell the Licensed Products to persons who intend or are likely to resell them in any country outside the Territory. SUBLICENSOR acknowledges and agrees that the grant of rights to SUBLICENSEE under this PARAGRAPH 2 are exclusive to SUBLICENSEE, and SUBLICENSOR shall not itself exploit or grant to any third party the right to exploit any such rights in the Territory.

3.       TERM

         This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect on and as of the Effective Date, and shall continue for a period ending on December 31, 2009 (the "INITIAL TERM"), unless sooner terminated as herein provided. This Agreement may be renewed for two (2) additional periods of five (5) years each (each a "RENEWAL TERM" and together with the Initial Term, the "TERM"), by mutual written agreement of SUBLICENSEE and SUBLICENSOR. SUBLICENSEE shall give written notice to SUBLICENSOR of its desire to renew this Agreement on or before a date which is sixty (60) days prior to expiration of the Initial Term or Renewal Term. Notwithstanding the foregoing, if the Master License terminates prior to the expiration of the Term (including the Initial Term and any Renewal Term), this Agreement shall terminate upon termination of the Master License. SUBLICENSOR shall advise SUBLICENSEE by written notice given no less than one hundred eighty (180) days in advance of the scheduled expiration of the Master License. Expiration or termination of this Agreement shall not effect any obligation of SUBLICENSEE to make payments hereunder accruing prior to, or after, such expiration or termination, as applicable.


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4.       COMPENSATION

         4.1 ROYALTIES. In consideration of the rights granted to SUBLICENSEE pursuant to this Agreement, SUBLICENSEE shall, during each Royalty Period, as defined below, or portion thereof during the Term, pay SUBLICENSOR a royalty (the "PERCENTAGE ROYALTY") equal to:

         (a) Three Percent (3%) of Net Sales of all Licensed Products sourced directly by SUBLICENSEE or any of its Affiliates; and

         (b) Five Percent (5%) of Net Sales of all Licensed Products sourced by a person or entity other than SUBLICENSEE or any of its Affiliates.

         For purposes hereof, (i) Licensed Products are "SOURCED DIRECTLY BY SUBLICENSEE OR ANY OF ITS AFFILIATES" if SUBLICENSEE or any of its Affiliates directly manufactures the Licensed Products, or contracts directly with third party manufacturers for the manufacture of the Licensed Products which are purchased directly from such third party manufacturers, and (ii) Licensed Products are "SOURCED BY A PERSON OR ENTITY OTHER THAN SUBLICENSEE OR ANY OF ITS AFFILIATES" if SUBLICENSEE or any of its Affiliates contracts directly with an intermediary, who arranges for the manufacturer of the Licensed Products by third party contract manufacturers and sells the Licensed Products to SUBLICENSEE or any of its Affiliates.

         4.2 ROYALTY PERIOD. The Percentage Royalty owed to SUBLICENSOR shall be calculated on a quarterly calendar basis (the "ROYALTY PERIOD") and shall be payable no later than twenty (20) days after the termination of the immediately preceding full calendar quarter. Thus, the Percentage Royalties are payable on January 20, April 20, July 20 and October 20 for the immediately preceding quarter of transactions.

         4.3 ACCRUAL OF PERCENTAGE ROYALTY. The Percentage Royalty payable with respect to License Products shall accrue and become an obligation of SUBLICENSEE at the time title to such Licensed Products is first transferred to SUBLICENSEE or any of its Affiliates, and shall be payable irrespective of whether such Licensed Products thereafter are sold by an Authorized Seller.

         4.4 ROYALTY STATEMENT. With each Percentage Royalty payment, SUBLICENSEE shall provide SUBLICENSOR with a written royalty statement on a form in the manner attached hereto as EXHIBIT B.

         4.5 ACCELERATION. Provided SUBLICENSOR is not in breach, upon expiration or termination of this Agreement, notwithstanding anything to the contrary herein, all of SUBLICENSEE'S royalty obligations, including any unpaid portions of the Percentage Royalty shall be accelerated and immediately shall become due and payable.

         4.6 SURVIVAL OF OBLIGATIONS. SUBLICENSEE'S obligations for the payment of the Percentage Royalty shall survive the expiration or termination of this Agreement, and will continue for so long as SUBLICENSEE continues to manufacture, have manufactured, sell, have sold or otherwise market or exploit the Licensed Products.


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         4.7      MANNER OF PAYMENT. All payments due hereunder shall be made in
United States currency drawn on a United States bank, unless otherwise specified by the parties.

         4.8 INTEREST ON LATE PAYMENTS. Late payments shall incur interest at the rate of One and One-Half Percent (1.5%) per month from the date such payments were originally due.

5.       AUDIT

         5.1 BOOKS AND RECORDS. SUBLICENSOR shall have the right, upon at least fifteen (15) days written notice and no more than once during any twelve month period, to inspect SUBLICENSEE'S books and records and all other documents and material in the possession of or under the control of SUBLICENSEE or any of its Affiliates with respect to the subject matter of this Agreement at the place or places where such records are normally retained by SUBLICENSEE or any of its Affiliates.

         5.2 UNDERPAYMENTS. In the event that such inspection reveals a discrepancy in the amount of Percentage Royalty owed SUBLICENSOR from what was actually paid, SUBLICENSEE shall pay such discrepancy, plus interest, calculated at the rate of One and One-Half Percent (1.5%) per month. In the event that such discrepancy is in excess of Five Thousand Dollars ($5,000.00), SUBLICENSEE shall also reimburse SUBLICENSOR for the cost of such inspection, including any accounting and/or attorneys' fees incurred in connection therewith.

         5.3 MAINTENANCE OF RECORDS. All books and records relative to SUBLICENSEE'S obligations hereunder shall be maintained and kept accessible and available to SUBLICENSOR for inspection for at least three (3) years after termination of this Agreement.

6.       WARRANTIES AND OBLIGATIONS

         6.1 WARRANTIES AND REPRESENTATIONS OF SUBLICENSOR. SUBLICENSOR hereby represents and warrants that:

                  (a) it has the full right, power and authority to enter into this Agreement and to grant the sublicense granted herein;

                  (b) there are no other agreements with any other party in conflict herewith;

                  (c) it is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

                  (d)      it  has  no  actual   knowledge  that  the  Trademark
infringes any valid right of any party.

         6.2 WARRANTIES AND REPRESENTATIONS OF SUBLICENSEE. SUBLICENSEE hereby represents and warrants that:

                  (a) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;


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                  (b)      it is financially capable of undertaking the business
operations which it conducts and of performing its obligations hereunder;

                  (c) it is a corporation or a division of a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

                  (d) it will use its best efforts to promote, market, sell and distribute the Licensed Products.

         6.3      SUBLICENSEE'S OBLIGATIONS. SUBLICENSEE shall:

                  (a) be financially responsible for employing a designer to design the Licensed Products; and

                  (b)      be   solely    responsible   for   the   manufacture,
production, sale and distribution of the Licensed Products and will bear all related costs associated therewith.

         6.4 WARRANTY EXCLUSION AND WAIVER. THE WARRANTIES SET FORTH IN PARAGRAPH 6.1 ABOVE ARE THE SOLE AND EXCLUSIVE WARRANTIES OF SUBLICENSOR UNDER THIS AGREEMENT. SUBLICENSOR SPECIFICALLY DISCLAIMS, AND SUBLICENSEE SPECIFICALLY WAIVES, ALL WARRANTIES WHICH ARE NOT CONTAINED IN SECTION 6.1 ABOVE, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN OR ARISING BY TRADE USAGE OR OTHERWISE, INCLUDING BUT NOT LIMITED TO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.       NOTICES, QUALITY CONTROL AND SAMPLES

         7.1 COMPLIANCE WITH LEGAL REQUIREMENTS. The sublicense granted hereunder is conditioned upon SUBLICENSEE'S full and complete compliance with the marking provisions of the trademark, patent and copyright laws of the United States.

         7.2 LEGAL NOTICES. The Licensed Products, as well as all packaging, promotional, and advertising material relative thereto, shall include all appropriate legal notices as required by SUBLICENSOR from time to time as reasonably required.

         7.3 QUALITY OF LICENSED PRODUCTS. The Licensed Products shall be of a high quality. SUBLICENSEE shall notify SUBLICENSOR of each new seasonal collection of Licensed Products. When requested by SUBLICENSOR, at no cost to SUBLICENSOR, SUBLICENSEE shall submit to SUBLICENSOR, for approval as to quality, samples of the Licensed Products. Such approval by SUBLICENSOR shall not be unreasonably withheld. At SUBLICENSOR'S request, SUBLICENSEE shall submit all packaging, promotional, marketing and advertising material related to the Licensed Products for such uses of the Trademark which have not been previously approved by SUBLICENSOR. Failure of SUBLICENSOR to approve such samples within fifteen (15) working days after receipt of such samples will be deemed approval. If SUBLICENSOR should disapprove any sample, it shall provide specific reasons for such disapproval. Once such samples have been approved by SUBLICENSOR, SUBLICENSEE


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shall not materially  depart therefrom in the making of future Licensed Products without SUBLICENSOR'S prior express written consent, which shall not be unreasonably withheld.

         7.4      COMPLIANCE   WITH  LEGAL   REQUIREMENTS.   SUBLICENSEE   shall
manufacture, package, sell and distribute the Licensed Products in accordance with all applicable national, state and local laws and regulations.

8.       INTELLECTUAL PROPERTY RIGHTS

         8.1 EXCLUSIVE RIGHTS IN MASTER LICENSOR. SUBLICENSEE acknowledges that, as between SUBLICENSEE and Master Licensor, Master Licensor owns all right, title and interest, including intellectual property rights, in and to the Trademark, subject to the exclusive license granted to SUBLICENSOR and the sublicense granted to SUBLICENSEE hereunder. Except for the sublicense granted to SUBLICENSEE hereunder, no other right, title to or ownership of the Trademark in any form is granted to SUBLICENSEE. This Agreement shall be deemed inferior and subject to any rights reserved by Master Licensor in the Master License. In the event of any conflict between rights granted hereunder and the rights retained by Master Licensor in the Master License, the Master License shall be deemed controlling.

         8.2 RIGHTS TO THE TRADEMARK. Subject to the rights of Master Licensor, SUBLICENSEE acknowledges SUBLICENSOR'S exclusive rights in and to the Trademark. SUBLICENSEE shall not, at any time during or after the Term of this Agreement, dispute, or contest, directly or indirectly, Master Licensor's exclusive right and title to the Trademark, or the validity thereof.

         8.3 SECONDARY MEANING. SUBLICENSEE acknowledges that the Trademark has acquired secondary meaning.

         8.4 BENEFIT. SUBLICENSEE agrees that its use of the Trademark inures to the benefit of Master Licensor and that the SUBLICENSEE shall not acquire any rights in the Trademark.

         8.5 TRADEMARK AND COPYRIGHT PROTECTION. Master Licensor may seek, in its own name and at its own expense, appropriate trademark, or copyright protection for the Trademark. Except with the written consent of SUBLICENSOR, SUBLICENSEE shall not directly or indirectly register or attempt to register in any country, state or territory as a trademark or domain name, the Trademark, or any word, name, symbol or design which is so similar thereto as to suggest some association with or sponsorship by SUBLICENSOR or Master Licensor. In the event of a breach of the foregoing provision, SUBLICENSEE shall, at its expense and at the request of SUBLICENSOR, immediately terminate the unauthorized registration activity in question and promptly execute and deliver, or cause to be delivered to SUBLICENSOR, or at the request of SUBLICENSOR, to the Master Licensor, such assignments and other documents as it may require to effectuate the assignment and transfer to Master Licensor of all of the rights to the registrations or applications involved.

         8.6 DESIGN RIGHTS. The parties acknowledge and agree that, as between each other, the party creating a particular design shall own all design rights relating to the design. All designs used by SUBLICENSEE for the Licensed Products shall be used exclusively for the


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Licensed Products and may not be used under any other trademark or private label without the prior written consent of SUBLICENSOR during the term of this Agreement. SUBLICENSEE shall disclose and freely make available to SUBLICENSOR any and all developments or improvements it may make relating to the Licensed Products and to their manufacture, promotion and sales.

         8.7 OWNERSHIP OF COPYRIGHT. The parties acknowledge and agree that, as between each other, any copyrights created by or for the Licensed Products under this Agreement in any sketch, design, print, package, label, tag or the like designed and approved for use in connection with the Licensed Products will be the property of SUBLICENSOR if it contains the trademark, and shall be the property of SUBLICENSEE if it does not

         8.8 PROTECTING INTELLECTUAL PROPERTY. The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

9.       INFRINGEMENTS

         9.1 SUBLICENSEE'S RIGHTS. SUBLICENSEE shall notify SUBLICENSOR in writing within fifteen (15) days of discovery by SUBLICENSEE of any infringements or imitations by others of the Trademark in connection with any products or services. If SUBLICENSOR declines to prosecute any such action within thirty (30) days after SUBLICENSOR'S written request that it do so, SUBLICENSEE may institute and prosecute such actions through attorneys of its own choosing to be paid by SUBLICENSEE, in which case SUBLICENSEE shall retain seventy-five (75%) percent of all sums recovered from the infringer in any such action, whether by judgment, settlement or otherwise after recovery of SUBLICENSEE'S attorneys' fees and costs, with SUBLICENSOR to receive the remaining twenty-five (25%) percent.

         9.2 SUBLICENSOR'S RIGHTS. SUBLICENSOR may in its discretion institute and prosecute such actions through attorneys of its own choosing and, as between SUBLICENSOR and SUBLICENSEE, shall retain one hundred (100%) percent of all sums recovered from the infringer in any such lawsuit, whether by judgment, settlement or otherwise recovered from the infringer.

         9.3 COOPERATION. Upon request of the party bringing the action, the other party shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing such suit shall reimburse the other party for the expense incurred as a result of such cooperation.

         9.4 SETTLEMENT. Whoever brings the suit has the right to settle pursuant to the terms of this Agreement or turn over the action to the other.

10.      INSURANCE

         10.1 REQUIREMENTS. SUBLICENSOR acknowledges that SUBLICENSOR is self insured in an amount of $2,000,000 (Two Million Dollars) combined single limit, and in addition has obtained primary and excess policies that are appropriate for a company of its size and capitalization.


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11.      TERMINATION

         11.1 OTHER RIGHTS UNAFFECTED. The following termination rights are in addition to the termination rights provided elsewhere in the Agreement:

                  (a) IMMEDIATE RIGHT OF TERMINATION. SUBLICENSOR shall have the right to immediately terminate this Agreement by giving written notice to SUBLICENSEE in the event that SUBLICENSEE does any of the following:

                           (i)      files  a  petition  in   bankruptcy   or  is
adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the SUBLICENSEE discontinues its business or a receiver is appointed for the SUBLICENSEE or the SUBLICENSEE'S business and such receiver is not discharged within thirty (30) days; or

                           (ii)     breaches  any  of  the  provisions  of  this
Agreement relating to the unauthorized assertion of right in the Trademark; or

                           (iii)    fails,  after receipt of written notice from
SUBLICENSOR, to immediately discontinue the distribution or sale of the Licensed Products or the use of any packaging or promotional material which does not contain the requisite legal legends; or

                           (iv)     fails  to  make   timely   payment   of  the
Percentage Royalty when due two or more times during any twelve month period five (5) days after being notified by SUBLICENSOR;or

                           (v)      fails  to sell  through  Authorized  Sellers
during any Contract Year, Licensed Products which generate an aggregate Percentage Royalty of at least $150,000.

                  (b) RIGHT TO TERMINATE ON NOTICE. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty (30) days period, the breaching party fails to cure such breach.

                  (c) TERMINATION OF MASTER LICENSE. In the event that the Master License terminates for any reason, this Agreement shall automatically terminate.

                  (d) TERMINATION OF EXCLUSIVE DISTRIBUTION AGREEMENT. SUBLICENSOR shall have the right to immediately terminate this Agreement by giving written notice to SUBLICENSEE if the Exclusive Distribution Agreement terminates for any reason.

         11.2 MUTUAL AGREEMENT. The Agreement may be terminated by mutual written agreement of SUBLICENSOR and SUBLICENSEE.

12.      POST TERMINATION RIGHTS

         12.1 INVENTORY UPON TERMINATION. Not less than thirty (30) days prior to the expiration of this Agreement or immediately upon termination thereof, SUBLICENSEE shall


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provide  SUBLICENSOR  with a statement  indicating the number and description of
Licensed Products bearing the Trademark which SUBLICENSEE had on hand or was in the process of manufacturing or having manufactured as of the date of the expiration or termination (the "Inventory"). SUBLICENSOR shall have the option, at SUBLICENSOR'S own cost, of conducting a physical inventory in order to ascertain or verify such Inventory. In the event that the SUBLICENSEE refuses to permit the SUBLICENSOR to conduct such physical inventory, the SUBLICENSEE shall forfeit its rights hereunder to dispose of such inventory.

         12.2 APPROVAL NEEDED. If this Agreement is terminated due to SUBLICENSEE'S breach of the quality control or legal notice marking requirements, no Licensed Products bearing the Trademark may be sold or distributed or any promotional or packaging material used without the prior express written approval of the SUBLICENSOR.

         12.3 SELL-OFF PERIOD. Upon expiration or termination of this Agreement, except for reason of a breach of SUBLICENSEE'S duty to comply with the quality control or legal notice marking requirements, SUBLICENSEE shall be entitled, for an additional period of six (6) months and on a non-exclusive basis, to continue to sell such Inventory in the Territory through Authorized Sellers ("SELL-OFF PERIOD"). Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of a Percentage Royalty thereon. Such accounting and payment shall be due and paid monthly, over the course of said Sell-Off Period, within thirty (30) days after the close of each immediately preceding calendar month, and otherwise in accordance with the provisions of PARAGRAPH 4. At the end of the Sell-Off Period, SUBLICENSOR may require that SUBLICENSEE either destroy any Licensed Products bearing the Trademark still on hand or alternatively, sell them to SUBLICENSOR at their Gross Sales price.

         12.4 FREEDOM TO LICENSE. After termination or expiration of this Agreement, except as otherwise provided in this Agreement, all rights granted herein shall revert to SUBLICENSOR who may use, or license others to use the Trademark. The SUBLICENSEE shall thereafter, refrain from all further use of the Trademark or any further reference to said mark, direct or indirect, or of any term that is a simulation of the Trademark or is confusingly similar thereto and turn over to the SUBLICENSOR all materials relating to the Trademark and the Licensed Products, including, but not limited to, all artwork, color separations, prototypes and the like, as well as any market studies or other tests or studies conducted by SUBLICENSEE at no cost whatsoever to SUBLICENSOR.

         12.5     DISPOSITION  OF  LICENSED   PRODUCTS.   Upon   termination  or
expiration of this Agreement, SUBLICENSEE agrees to immediately return to SUBLICENSOR all material relating to the Licensed Products in SUBLICENSEE'S possession, owned by SUBLICENSOR or bearing the Trademark at no cost whatsoever to SUBLICENSOR. Within five (5) days of SUBLICENSOR'S written request thereof, SUBLICENSEE shall provide a written certification, signed by a duly authorized officer of SUBLICENSEE, certifying that SUBLICENSOR has complied with the provisions herein.

         12.6 EQUITABLE RELIEF. SUBLICENSEE acknowledges that its failure to cease the use, manufacture, sale or distribution of the Licensed Products bearing the Trademark, or any class or category thereof, at the termination or expiration of this Agreement, except as provided for in PARAGRAPH 12.3 above, will result in immediate and irreparable damage to the SUBLICENSOR and to the rights of any subsequent sublicensee of the SUBLICENSOR. The SUBLICENSEE acknowledges and admits that there is no adequate remedy at law for failure to cease the use, manufacture, sale or distribution of the Licensed Products bearing the Trademark, and SUBLICENSEE agrees that in the event of such failure, SUBLICENSOR shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

         12.7 SURVIVAL. PARAGRAPHS 1, 4, 5, 6.1, 6.2, 8 AND 11 THROUGH 27 shall survive any expiration or termination of this Agreement.

13.      INDEMNIFICATION

         13.1 INDEMNIFICATION BY SUBLICENSEE. SUBLICENSEE shall defend, indemnify and hold SUBLICENSOR and its affiliates, successors, assigns, equity holders, directors, officers, employees and agents harmless against all costs, expenses and losses, claims, demands, damages, liability, causes of action (including without limitation product liability actions and tort actions), judgments, settlement, suits or expenses (including reasonable attorneys' fees) claimed, obtained or sustained by third parties in any way related to or arising from the manufacture, use, marketing, sale, provisions of services and goods or advertising of the Licensed Products. SUBLICENSEE shall have the right to defend any such action or proceeding with attorneys of its own choosing.

         13.2 INDEMNIFICATION BY SUBLICENSOR. SUBLICENSOR shall defend, indemnify and hold SUBLICENSEE and its affiliates, successors, assigns, equity holders, directors, officers, employees and agents harmless against all costs, expenses and losses, claims, demands, damages, liability, causes of action, costs, expenses and losses, judgments, settlement, suits or expenses (including reasonable attorneys' fees) claimed, obtained or sustained by third parties in any way related to or arising from SUBLICENSEE'S use of the Trademark in the Territory as expressly authorized hereunder and where SUBLICENSEE is not at fault, SUBLICENSOR shall have the right to defend any such action or proceeding with attorneys of its own choosing.

         13.3 NOTICE. No later than ten (10) business days from receipt of notice of a suit or claim which involves the indemnification obligations of the other party, each party to this Agreement will provide written notice to the other party of the indemnifiable suit or claim in question, it being understood, however, that a party that is required to provide such notice shall have no liability for any delay in providing such notice if the party required to be notified is not materially prejudiced by such delay.

         13.4 SETTLEMENT OFFERS. The party with the indemnification obligation (the "INDEMNIFYING PARTY") will select a representative and/or counsel to assume primary responsibility for such claim or suit, at its sole cost and expense. The Indemnifying Party, at its sole expense, will assume control of the negotiation of any settlement offer to or from a third party, if such settlement is due to a claim or suit which involves the Indemnifying Party's indemnification obligations under this Agreement. The party being indemnified reasonably will assist the Indemnifying Party in any such settlement, suit or proceeding, provided that such assistance will be at the sole cost and expense of the Indemnifying Party. SUBLICENSOR and SUBLICENSEE shall not be obligated to consent to any settlement which does not include the delivery by the settling defendant of a full and final release of SUBLICENSOR and SUBLICENSEE from any and all liability with respect to the subject matter of such action.

14.      LIMITATION ON LIABILITY

         EACH OF SUBLICENSOR AND SUBLICENSEE HEREBY DISCLAIMS AND WILL NOT BE LIABLE FOR, AND EACH PARTY HEREBY WAIVES ANY CLAIMS OR REMEDIES IT MAY HAVE AGAINST THE OTHER PARTY, FOR INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM LOST
PROFITS, CUSTOMER CLAIMS, LOSS OF USE OF THE TRADEMARK, OR LACK OR LOSS OF PRODUCTIVITY, WHICH ARISE OUT OF ANY BREACH OF THIS AGREEMENT BY A PARTY, OR WHICH ARISE PURSUANT TO ANY TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OR ANY OTHER CLAIM, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

15.      ASSIGNABILITY

         15.1 NO ASSIGNMENT WITHOUT CONSENT. The sublicense granted hereunder is personal to SUBLICENSEE and shall not be assigned or transferred by any act of SUBLICENSEE or by operation of law unless in connection with a transfer of all or substantially all of the assets of SUBLICENSEE or with the written approval of SUBLICENSOR, which approval shall not be unreasonably withheld.

         15.2 UNRESTRICTED RIGHT TO ASSIGN. SUBLICENSOR shall have a complete and unrestricted right to sell, transfer, lease or assign its rights and interest in this Agreement providing that such transferee agrees to be bound by all of the terms hereof and continues to hold the right and license to exclusively sublicense the Trademark in the Territory. When SUBLICENSOR wishes to sell, transfer, lease or assign its rights and interests in this Agreement, SUBLICENSOR shall do so on notice to SUBLICENSEE.

16.      SUCCESSION

         This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, administrators, subsidiaries, divisions, affiliated companies, and, to the extent permitted herein, their successors and assigns.

17.      NOTICE AND PAYMENT

         Any notice required to be given pursuant to this Agreement shall be in writing and delivered personally to the other designated party at the below stated address or mailed by certified or registered mail, return receipt requested or delivered by documented overnight delivery service or to the extent that receipt is confirmed, telecopy, telefax or other electronic transmission service. Notices will be effective upon receipt.

If to SUBLICENSOR, to:              Private Brands, Inc.
                                    3151 East Washington Boulevard
                                    Los Angeles, California 90023
                                    Attention:  Chief Financial Officer
                                    Fax:  (323) 881-0332

With a copy to:                     Stubbs Alderton & Markiles, LLP
                                    15821 Ventura Boulevard, Suite 525
                                    Encino, California 91436
                                    Attention: John McIlvery, Esq.
                                    Fax:  (818) 474-8602

and if to SUBLICENSEE, to:          Federated Merchandising Group
                                    11 Penn Plaza
                                    New York, New York  10001
                                    Attention:  President

With a copy to:                     Jay L. Monitz, Esq.
                                    Federated Department Stores, Inc.
                                    151 West 34th Street, 13th Floor
                                    New York, New York  10001

Either party may change the address to which notice or payment is to be sent by written notice to the other in accordance with the provisions of this PARAGRAPH 17.

18.      RELATIONSHIP OF PARTIES

         This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between SUBLICENSOR and SUBLICENSEE. Neither SUBLICENSEE nor SUBLICENSOR shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

19.      WAIVER

         Failure by either party hereto to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver of a breach in any one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

20.      GOVERNING LAW

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

21.      DISPUTES

         21.1 JURISDICTION. All disputes under this Agreement shall be resolved by the courts of the State of New York and the parties expressly consent to the jurisdiction and venue of the courts in New York, New York, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to them.

         21.2 LEGAL PROCEEDINGS. If any dispute involving this Agreement arises between the parties, and the disputed matter has not been resolved by good faith negotiations between the parties within thirty (30) days (or such longer period as may be agreed to in writing by the parties) after such dispute has arisen, then each party shall have the right to commence any legal proceeding as permitted by law, except that a party may seek temporary or preliminary relief from a court at any time. The prevailing party in any such legal proceeding shall be entitled to recover its reasonable fees and costs (including attorneys' fees) associated with the dispute from the other party. The court shall determine the prevailing party in fact. The amount of attorneys' fees awarded shall not exceed the amount of recovery by SUBLICENSOR or the amount in dispute should SUBLICENSEE prevail.

22.      INTEGRATION

         This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. No other agreements, understandings, representations or discussions are included in this Agreement except as expressly noted herein. This Agreement shall take precedence over any other documents which may be in conflict with this Agreement.

23.      FORCE MAJEURE

         It is understood and agreed that in the event of an act of the government, or war conditions, or fire, flood or labor trouble in the factory of SUBLICENSEE or in the factory of those manufacturing parts necessary for the manufacture of the Licensed Products, prevent the performance by SUBLICENSEE of the provisions of this Agreement, then such nonperformance by SUBLICENSEE shall not be construed as grounds for breach of this Agreement and such nonperformance shall be excused while the conditions herein prevail and for two (2) months thereafter.

24.      MODIFICATIONS

         This Agreement may not be modified except by a written instrument, signed by both parties, making specific reference to this Agreement by date, parties and subject matter.

25.      SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement, or the invalidity or unenforceability of any provision of this Agreement as applied to a particular occurrence or circumstance, shall not affect the validity or enforceability of any of the other provisions of this Agreement or any other applications of such provisions, as the case may be.

26.      OTHER PROVISIONS

         26.1     COUNTERPARTS.  This  Agreement  may be executed in one or more
counterparts,   each  of  which  shall  be  deemed  an  original  and  all  such counterparts together shall constitute one and the same Agreement.

         26.2 FURTHER ASSURANCES. The parties hereby covenant and agree to execute and deliver all such documents, make such governmental filings, and do or cause to be done all such acts or things as may reasonably be necessary to complete and effect the transactions contemplated hereby.

         26.3 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by both parties to express their mutual intent, and no rule of strict construction shall be applied against either party as drafter.

         26.4 HEADINGS. The headings used in this Agreement will be used only for the purpose of reference and shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or be given any legal effect whatsoever.

27.      CONFIDENTIALITY

         The parties each agree that during the term of this Agreement they may receive information regarding the other party's affairs that the disclosing party considers confidential. Each party receiving such confidential information agrees not to disclose it to a third party except to its own employees and agents and only as necessary to perform its obligations or exercise its rights under this Agreement. This Paragraph is not applicable to any information which:
(a) the receiving party is authorized in writing by the disclosing party to disclose; (b) is generally known or becomes part of the public domain in the trade through no fault of the receiving party; (c) is independently developed by the receiving party or its agents without any use of the confidential information; or (d) is required to be disclosed by law or regulation or by proper order of a court of competent jurisdiction after adequate notice to the disclosing party to seek a protective order, the imposition of which protective order the receiving party agrees to approve and support. The terms of this Agreement are confidential information under this Paragraph, provided, however, in the event that any portion or all of this Agreement shall be required to be disclosed pursuant to any rule or regulation promulgated by the Securities and Exchange Commission, either party shall be permitted to disclose such portion, or all of this Agreement, as applicable, provided, further, that in any such event, the disclosing party shall provide written notice to the other party, and at the request of such other party, take such action as may reasonable or necessary, at the discretion of the disclosing party, to seek confidential treatment of the material governing provisions hereof with the staff of the Securities and Exchange Commission. In the event that any such confidential treatment request, or any portion thereof, is denied by the staff of the Securities and Exchange Commission, the disclosing party shall be permitted to disclose such portions, or all of this Agreement, as may be required.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their duly authorized representatives as of the dates set forth below.

MACY'S MERCHANDISING GROUP, LLC,             PRIVATE BRANDS, INC.,
a Delaware limited liability company         a California corporation

By:      /S/ HARRY FRANKEL                   By:      /S/ BARRY AVED
         ---------------------------                  --------------------------
Name:    HARRY FRANKEL                       Name:    BARRY AVED
         ---------------------------                  --------------------------
Title:   SVP - CFO                           Title:   PRESIDENT & CEO
         ---------------------------                  --------------------------

                                    EXHIBIT A

                                    TRADEMARK

1.       USPTO Reg. No. 1936234

2.       USPTO Serial No. 76337153